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                                                                  Exhibit (k)(2)

                             BROKER-DEALER AGREEMENT

                                     between

                              BANKERS TRUST COMPANY

                                       and

                                    [BROKER]

                          Dated as of ________ __, 2000

                                   Relating to

                            AUCTION PREFERRED SHARES

                                       of

                           MFS MUNICIPAL INCOME TRUST

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         BROKER-DEALER AGREEMENT dated as of ________ __, 2000, between BANKERS
TRUST COMPANY, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of MFS Municipal Income Trust, a Massachusetts business trust (the "Trust"), pursuant to authority granted to it in the Auction Agency Agreement dated as of December 4, 2000, between the Trust and the Auction Agent (the "Auction Agency Agreement")) and [BROKER] (together with its successors and assigns, "BD").

         The Trust proposes to issue 5,600 preferred shares of beneficial interest, without par value, liquidation preference $25,000 per share, designated Auction Preferred Shares (the "APS"), pursuant to the Statement (as defined below).

         The Statement provides that the Applicable Rate on shares of each series of APS, as the case may be, for each Subsequent Rate Period shall, under certain conditions, be the rate per annum that a bank or trust company appointed by the Trust advises results from implementation of the Auction Procedures (as defined below) for such series. The Board of Trustees of the Trust has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for each series of APS, and pursuant to Section 2.5 of the Auction Agency Agreement, the Trust has requested and directed the Auction Agent to execute and deliver this Agreement.

         The Auction Procedures require the participation of one or more Broker-Dealers.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.  DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1. Terms Defined by Reference to the Statement.

Capitalized terms not defined herein shall have the respective meanings specified in the Statement of the Trust.

         1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

         (a)  "Auction" shall have the meaning specified in Section 3.1 hereof.

         (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Statement.

         (c) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

         (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

         (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

         (f) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

         (g) "Statement" shall mean the Statement dated December 4, 2000, creating and establishing the powers, preferences and rights of the APS, as amended to the date hereof.

         1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

         (a) Words importing the singular number shall include the plural number and vice versa.

         (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

         (d) All references herein to a particular time of day shall be to New York City time.

II. NOTIFICATION OF DIVIDEND PERIOD AND ADVANCE NOTICE OF ALLOCATION OF TAXABLE INCOME.

         2.1. The provisions contained in Part I, Section 4 of the Statement concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

         2.2. Except as otherwise provided in Part I, Section 3 and/or Part II,
Section 5 of the Statement, whenever the Trust intends to include any net capital gain or other income taxable for Federal income tax purposes in any dividend on shares of APS, the Trust shall, in the case of a Minimum Rate Period or Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, notify the Auction Agent of the amount to be so included as provided in Part II, Section 5 of the Statement. Whenever the Auction Agent receives such notice from the Trust, it will notify each Broker-Dealer in turn, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will notify its Beneficial Owners and Potential Beneficial Owners believed to be interested in submitting an Order in the Auction to be held on such Auction Date. The Trust may also include such net capital gain or other income taxable for federal income tax purposes in a dividend on shares of Municipal Preferred without giving advance notice if the dividend is increased by a Gross-up Payment. Whenever the Trust includes any Gross-up Payment as provided in Part I, Section 3 of the Statement, the Trust will notify the Auction Agent of such additional amounts to be so included in such dividend as provided in Part II, Section 5 of the Statement. Whenever the Auction Agent receives such notice from the Trust, in turn it will notify the Securities Depository and each Broker-Dealer, who, on or prior to the applicable Dividend Payment Date, in accordance with its Broker-Dealer Agreement, will notify its Beneficial Owners.

III.  THE AUCTION.

         3.1. Purpose; Incorporation by Reference of Auction Procedures and Settlement.

         (a) The provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for any subsequent Rate Period of any series of APS for which the Applicable Rate is to be determined by an auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

         (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

         (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Part I, Section 1 of the Statement may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

         (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

3.2.  Preparation for Each Auction.

         (a) Not later than 9:30 A.M. on each Auction Date for the APS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

         (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of APS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

3.3.  Auction Schedule; Method of Submission of Orders.

         (a) The Trust and the Auction Agent shall conduct Auctions for APS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.


Time                          Event
----                          -----

By  9:30 A.M.                 Auction Agent advises the Trust and Broker-Dealers
                              of the Reference Rate and the Maximum Rate as set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.         Auction Agent assembles information communicated
                              to it by Broker-Dealers as provided in Part II,
                              Section 2(a) of the Statement. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.    Auction Agent makes determinations pursuant to
                              Part II, Section 3(a) of the Statement.

By approximately 3:00 P.M.    Auction Agent advises the Trust of the results of
                              the Auction as provided in Part II, Section 3(b) of the Statement.

                              Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and shares of APS are allocated as provided in Part II, Section 4 of the Statement.

                              Auction Agent gives notice of the Auction results as set forth in Section 3.4(a) hereof.

         (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Part II of the Statement.

         (c) BD shall submit Orders to the Auction Agent in writing or via the internet in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

         (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of APS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of APS to be transferred to or by any Person that purchased or sold shares of APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

3.4.  Notice of Auction Results.

         (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

         (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

         If any Beneficial Owner or Existing Holder selling shares of APS in an Auction fails to deliver such shares, the BD or any Person that was to have purchased shares of APS in such Auction may deliver to such Person a number of whole shares of APS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of APS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

3.5.  Service Charge to Be Paid to BD.

         On the Business Day next succeeding each Auction Date for any series of APS, the Auction Agent shall pay to BD from moneys received from the Trust an amount equal to: (a) (i) in the case of any Auction Date immediately preceding a Rate Period of 364 Rate Period Days or fewer, 1/4 of 1%, or (ii) in the case of any Auction Date immediately preceding a Rate Period of such series consisting of more than 364 Rate Period Days, such percentage as may be agreed upon by such Trust and BD with respect to such Rate Period, times (b) a fraction, the numerator of which is the number of Rate Period Days in the Rate Period therefor beginning on such Business Day and the denominator of which is 365 if such Rate Period consists of 7 Rate Period Days and 360 for all other Rate Periods, times
(c) $25,000 times (d) the sum of (i) the aggregate number of shares of such series placed by BD in such Auction that were (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission plus (ii) the aggregate number of shares of such series subject to valid Hold Orders (determined in accordance with paragraph (d) of Part II, Section 2 of the Statement) submitted to the Auction Agent by BD plus (iii) the number of shares of APS deemed to be subject to Hold Orders of Existing Holders pursuant to Part II, Section 2(c) of the Statement of such Trust that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

         For purposes of subclause (d)(iii) of the foregoing paragraph, if any Beneficial Owner who acquired shares of APS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.  THE AUCTION AGENT.

4.1.  Duties and Responsibilities.

         (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

         (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

         (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement.

4.2.  Rights of the Auction Agent.

         (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

         (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

         4.3. Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the APS except that Auction Agent hereby represents that this Agreement has been duly authorized, created and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

V.  MISCELLANEOUS.

         5.1. Termination. Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is Salomon Smith Barney Inc., neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

         5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

         (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

         (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         5.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.

         5.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy, internet or similar writing) and shall be given to such party at its address or telecopier number set forth below:


If to BD,                  ________
addressed to:              ________
                           ________
                           ________

                           Attention: ________
                           Telecopier No.: ________
                           Telephone No.: ________
                           E-Mail: _______________

If to the Auction          Bankers Trust Company
Agent, addressed to:       Corporate Trust and Agency Group
                           Four Albany Street
                           New York, NY 10006

                           Attention: Auction Rate Securities
                           Telecopier No.: (212) 250-6215
                           Telephone No.: (212) 250-6850
                           E-Mail: kimberly.mastorovich@db.com

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         5.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

         5.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.7.  Amendment; Waiver.

         (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

         (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.

         5.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                          BANKERS TRUST COMPANY


                                          By:________________________________
                                             Title:


                                          [NAME OF BROKER]


                                          By:________________________________
                                             Title:
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                                    EXHIBIT A

                              SETTLEMENT PROCEDURES



             [Included as Appendix D to the Statement of Additional
                           Information of the Trust]

                                    EXHIBIT B

                              BANKERS TRUST COMPANY
                                AUCTION BID FORM

Submit To:     Bankers Trust Company                 Issue: MFS Municipal
               Corporate Trust and Agency Group      Income Trust
               Four Albany Street
               New York, NY 10006
               Attention: Auction Rate Securities
               Telecopier No.: (212) 250-6215
               Telephone No.: (212) 250-6850


The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:________________________________

                                BENEFICIAL OWNER

Shares now held___________________________           HOLD_____________________
                                                     BID at rate of___________
                                                     SELL_____________________

                           POTENTIAL BENEFICIAL OWNER

                                     # of shares bid ___________
                                     BID at rate of  ___________ Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1 %). Fractions will not be accepted.

NAME OF BROKER-DEALER ____________________________________

Authorized Signature  ____________________________________
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                                    EXHIBIT C

                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

TRANSFER FORM

Re: MFS Municipal Income Trust
         Auction Preferred Shares

We are (check one):

[ ]  the Existing Holder named below;

[ ]  the Broker-Dealer for such Existing Holder; or

[ ]  the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred ___________ APS to________________.


                                 ---------------------------------------------
                                 (Name of Existing Holder)

                                 ---------------------------------------------
                                  (Name of Broker-Dealer)

                                 ---------------------------------------------
                                  (Name of Agent Member)


                                 By: -----------------------------------------
                                 Printed Name:
                                 Title:

                                    EXHIBIT D

                 (Note: To be used only for failures to deliver
                        APS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

Complete either I or II


         I. We are a Broker-Dealer for _________________________ (the
"Purchaser"), which purchased _______ shares of APS of MFS Municipal Income Trust in the Auction held on ___________________ from the seller of such shares.

         II. We are a Broker-Dealer for _________________________ (the
"Seller"), which sold _________ shares of APS of MFS Municipal Income Trust, in the Auction held on ___________________ to the Purchaser of such shares.

         We hereby notify you that (check one):

         ________ the Seller failed to deliver such shares to the Purchaser

         ________ the Purchaser failed to make payment to the Seller upon delivery of such shares




                               Name:__________________________________________
                                  (Name of Broker-Dealer)

                               By:____________________________________________
                                  Printed Name:
                                  Title: